SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 7, 2014

REGENICIN, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-146834	27-3083341
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 High Court, Little Falls, NJ 07424
Address of principal executive offices

Registrant’s telephone number, including area code: (646) 403-3581

________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry Into a Material Definitive Agreement

On November 7, 2014, we entered into an Asset Purchase Agreement (“the Agreement”) with Amarantus Bioscience Holdings, Inc., (“Amarantus”), Clark Corporate Law Group, LLP (“CCLG”) and Gordon & Rees, LLP (“Gordon & Rees”). Under the Agreement, we have agreed to sell to Amarantus: all of our rights and claims in our litigation currently pending in the United States District Court for the District of New Jersey against Lonza Walkersville, Inc., and Lonza America, Inc. (the “Lonza Litigation”). These include all of our Cutanagen intellectual property rights and any Lonza manufacturing know-how technology. In addition, we have agreed to sell our PermaDerm trademark and related intellectual property rights associated with it. The purchase price to be paid by Amarantus will consist of: (i) $3,500,000 in cash, and (ii) shares of common stock in Amarantus having a value of $3,000,000. A portion of the cash purchase price has been allocated to CCLG, who is our sole senior secured creditor.

The cash portion of the purchase price will be paid as follows:

At Closing:

$300,000 to Regenicin, Inc.

$200,000 to CCLG

On or before December 31, 2014:

$150,000 to Regenicin, Inc.

$100,000 to CCLG

On January 31, 2015:

$2,550,000 to Regenicin, Inc.

$200,000 to CCLG

We intend to use the net proceeds of the transaction to fund development of cultured cell technology and to pursue approval of the products through the U.S. Food and Drug Administration.

The payments to CCLG, when completed, will satisfy in full our obligations owed to CCLG under its secured promissory note. The $3,000,000 in Amarantus common stock was satisfied by the issuance of 37,500,000 shares of Amarantus common stock from Amarantus to Regenicin. In addition to the purchase price, Amarantus will pay Gordon & Rees $450,000 at closing. The payment to Gordon & Rees will satisfy in full all obligations for litigation fees and costs owed to Gordon & Rees in connection with the Lonza Litigation.

In addition, we granted to Amarantus an exclusive five (5) year option to license any engineered skin designed for the treatment of patients designated as severely burned by the FDA developed by Regenicin. Amrantus can exercise this option at a cost of $10,000,000 USD plus a royalty of 5% on gross revenues in excess of $150M USD.

The foregoing summary of the material terms of the Agreement and is not a complete description of its terms. The full text of the Agreement, which is filed herewith as Exhibit 10.1, should be reviewed in it is entirety for further information.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Asset Purchase Agreement
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENICIN, INC.

/s/ Randall McCoy

Randall McCoy

CEO and Director

Date: November 17, 2014

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